Exhibit 99.1

Sana Biotechnology Reports Second Quarter 2026 Financial Results and Business Updates

Continued progress toward starting SC451 Phase 1/2 trial, including GLP toxicology studies, SC451 process transfer to the contract manufacturer, and clinical trial readiness

Continued progress toward starting clinical study for SG293 in non-Hodgkin lymphoma and generating initial clinical data, including manufacturing and clinical trial readiness

Announced follow-on publication in The New England Journal of Medicine (NEJM) highlighting long-term data and durability of hypoimmune-modified islet cell transplantation with UP421 without immunosuppression in type 1 diabetes

Announced upcoming symposium presentation highlighting UP421 clinical data at the European Association for the Study of Diabetes (EASD) Annual Meeting 2026 on October 2

Advancing strategic collaboration with Mayo Clinic, focused on improving care in type 1 diabetes and accelerating development of SC451

Presented SG293 surrogate preclinical data demonstrating specificity and potency in non-human primates at the American Society of Gene & Cell Therapy (ASGCT) 2026 Annual Meeting

Continued progress with SG227, a CD8-targeted fusosome that delivers to CD8+ T cells the genetic material to make BCMA-directed CAR T cells, as a potential treatment for patients with multiple myeloma; expect to begin clinical study as early as mid-2027

Q2 2026 cash position of $160.5 million; expected cash runway into mid-2027

SEATTLE — August 10, 2026 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the second quarter 2026.

“Our team is executing on our goals of beginning clinical studies soon for both SC451 in type 1 diabetes and SG293 in non-Hodgkin lymphoma,” said Steve Harr, President and Chief Executive Officer. “Proof of concept data for these programs, including the recent update for UP421 in The New England Journal of Medicine and for an SG293 surrogate at the ASGCT meeting, are encouraging. If all goes as we anticipate, we expect to gain valuable insight into the clinical profiles and potential of both SC451 and SG293 over the next 6-9 months, and we look forward to sharing our progress.”

Corporate Highlights

Continued progress toward beginning clinical trials for SC451 and SG293

•
SC451, an O-negative, hypoimmune (HIP)-modified, iPSC-derived pancreatic islet cell therapy which uses the same HIP technology as UP421, is being developed as a one-time treatment for patients with type 1 diabetes with a goal of long-term normal blood glucose without the need for any insulin therapy or immunosuppression. Sana is conducting activities to prepare for SC451 investigational new drug application (IND) submission and Phase 1/2 trial start, including near-term completion of GLP toxicology studies, advancement of SC451 technology transfer to the contract manufacturer, and clinical trial readiness. Sana expects to file an IND and begin a Phase 1/2 clinical trial for SC451 as early as this year.
•
SG293 is a CD8-targeted fusosome that delivers the genetic material to make CD19-directed CAR T cells. SG293 has been designed to minimize potential toxicities related to in vivo CAR T cells, including peri-infusion reactions and off-target delivery to tissues such as the liver. Preclinical data presented at the ASGCT 2026 Annual Meeting demonstrate that a SG293 surrogate, which is active in non-human primates, achieves cell-specific delivery and deep B cell depletion – as measured by depletion in circulating and lymph node B cells as well as a phenotypic reset when B cells return – in non-human primates without the use of any lymphodepleting chemotherapy. Sana expects to generate first-in-human data for SG293 in non-Hodgkin lymphoma as early as this year. If successful, the company intends to expand clinical development into B cell-mediated autoimmune diseases as well.

Shared updated, positive results from an investigator-sponsored, first-in-human study transplanting UP421, an allogeneic primary islet cell therapy engineered with HIP technology, into a patient with type 1 diabetes without the use of any immunosuppression.

•
UP421 is a primary human HIP-modified pancreatic islet cell therapy for patients with type 1 diabetes. The goal of this investigator-sponsored trial (IST) is to understand safety, immune evasion, islet cell survival, and beta cell function, as measured by C-peptide production, of HIP-modified pancreatic islet cells transplanted into a type 1 diabetes patient without the use of any immunosuppression. The trial is being conducted under a clinical trial authorization at Uppsala University Hospital with Dr. Per-Ola Carlsson as the principal investigator.
•
Results of the study through 14 months after cell transplantation demonstrated the survival and function of pancreatic beta cells in a patient as measured by the presence of circulating C-peptide, a biomarker indicating that transplanted beta cells are producing insulin. C-peptide levels also increased with mixed meal tolerance tests (MMTT) performed over the course of the study, consistent with insulin secretion in response to a meal. Fasting and MMTT-stimulated C-peptide levels at month 14 were comparable to those observed in the first six months of the study. PET-MRI scanning performed at week 12 and again at week 52 demonstrated islet cells at the transplant site in the forearm. The study has identified no safety issues, and the HIP-modified islet cells have evaded immune detection.
•
Announced that The New England Journal of Medicine published a peer-reviewed Letter to the Editor titled “Long-Term Survival of Hypoimmune Allogeneic Islets without Immunosuppression” (DOI: 10.1056/NEJMc2604408), which discusses 14-month results from this study.
•
14-month data from the study were presented at the International Society for Stem Cell Research (ISSCR) 2026 Annual Meeting in July 2026, and additional data from the IST will be presented at the European Association for the Study of Diabetes (EASD) Annual Meeting 2026 on October 2.

Announced strategic collaboration with Mayo Clinic to advance development of SC451, a HIP-modified, induced pluripotent stem cell (iPSC)-derived pancreatic islet cell therapy for type 1 diabetes.

•
The purpose of the collaboration is to draw on Mayo Clinic’s multidisciplinary expertise to accelerate the development, validation, and standardization of protocols and processes for SC451, supporting safe, scalable, and consistent delivery across diverse clinical environments.
•
In connection with the collaboration, Mayo Clinic made a $25.0 million equity investment in the company, reflecting a shared commitment to advancing innovative approaches aimed at improving care for patients with type 1 diabetes.

Advanced preclinical pipeline

•
SG227, a CD8-targeted fusosome that delivers the genetic material to make BCMA-directed CAR T cells, is being developed as a potential treatment for patients with multiple myeloma. SG227 delivers a BCMA CAR that has been validated in the autologous CAR T setting for patients with multiple myeloma in a product that is currently approved in China. Sana is preparing to begin clinical testing as early as mid-2027, contingent upon the early clinical profile of SG293.

Raised aggregate net proceeds of $93.3 million from sales of common stock through Sana’s at-the-market offering facility (ATM) and Mayo Clinic investment in the second quarter; expected cash runway into mid-2027.

•
Raised net proceeds of $93.3 million in the second quarter from sales of common stock through Sana’s ATM and equity financing.

Second Quarter 2026 Financial Results

GAAP Results

•
Cash Position: Cash, cash equivalents, and marketable securities as of June 30, 2026 were $160.5 million compared to $138.4 million as of December 31, 2025. The increase of $22.1 million was primarily due to net proceeds from equity financings of $93.3 million, partially offset by cash used in operations of $70.2 million and cash used for the purchase of property and equipment of $1.9 million.
•
Research and Development Expenses: For the three and six months ended June 30, 2026, research and development expenses, inclusive of non-cash expenses, were $30.7 million and $59.4 million, respectively, compared to $29.8 million and $67.0 million for the same periods in 2025. The increase of $0.9 million for the three months ended June 30, 2026 compared to the same period in 2025 was primarily due to increased research, laboratory, and clinical development costs for our SC451 and SG293 programs and increased third-party manufacturing costs at contract development and manufacturing organizations (CDMOs) for our SC451 and SG293 programs, partially offset by lower personnel and other facility and allocated costs. The decrease of $7.6 million for the six months ended June 30, 2026 compared to the same period in 2025 was primarily due to lower personnel-related expenses, including non-cash stock-based compensation, lower facility and other allocated costs, and decreased third-party manufacturing costs at CDMOs due to costs incurred in the first half of 2025 for the suspended allogeneic CAR T programs that did not recur in 2026. These decreases were partially offset by increased third-party manufacturing costs at CDMOs for our SC451 and SG293 programs. Research and development expenses include non-cash stock-based compensation of $3.2 million and $6.3 million for the three and six months ended June 30, 2026, respectively, compared to $4.2 million and $8.8 million for the same periods in 2025.
•
Research and Development Related Success Payments and Contingent Consideration: For the three and six months ended June 30, 2026, Sana recognized non-cash expenses of $23.9 million and $32.3 million, respectively, compared to $10.3 million and $12.2 million for the same periods in 2025, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate. The value of these potential liabilities may fluctuate significantly with changes to the probabilities of achieving clinical development or regulatory milestones with respect to a fusosome product candidate, and Sana’s market capitalization and stock price.
•
General and Administrative Expenses: General and administrative expenses for the three and six months ended June 30, 2026, inclusive of non-cash expenses, were $10.8 million and $22.2 million, respectively, compared to $10.3 million and $21.8 million for the same periods in 2025. The increases for each of the three and six months ended June 30, 2026 and 2025 were primarily due to increases in facility and other allocated costs. General and administrative expenses include non-cash stock-based compensation of $2.2 million and $4.7 million for the three and six months ended June 30, 2026, respectively, compared to $2.4 million and $4.8 million for the same periods in 2025.
•
Impairment of Long-Lived Assets: For each of the three and six months ended June 30, 2025, non-cash impairment of long-lived assets was $44.6 million. There was no impairment of long-lived assets for the three and six months ended June 30, 2026. The non-cash impairment in 2025 was primarily related to Sana’s manufacturing facility in Bothell, Washington and certain laboratory and office space in Seattle, Washington. In the second quarter of 2025, because of increased availability of manufacturing capacity at third-party CDMOs for cell and gene therapy products, together with progress in understanding our near-term manufacturing needs, we determined that CDMOs could meet our manufacturing requirements. Accordingly, we suspended further build-out of our internal manufacturing capabilities and continue to rely on CDMOs to meet our manufacturing needs at present.
•
Net Loss: Net loss for the three and six months ended June 30, 2026 was $63.6 million, or $0.22 per share, and $110.8 million, or $0.39 per share, respectively, compared to $93.8 million, or $0.39 per share, and $143.2 million, or $0.60 per share, for the same periods in 2025.

Non-GAAP Measures

•
Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the six months ended June 30, 2026 was $69.3 million compared to $79.0 million for the same period in 2025. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities, costs related to portfolio prioritizations, and the purchase of property and equipment.
•
Non-GAAP Net Loss: Non-GAAP net loss for the three and six months ended June 30, 2026 was $39.7 million, or $0.13 per share, and $78.5 million, or $0.27 per share, respectively, compared to $38.9 million, or $0.16 per share, and $86.4 million, or $0.36 per share, for the same periods in 2025. Non-GAAP net loss excludes non-cash expenses and gains related to the change in the estimated fair value of contingent consideration and success payment liabilities and non-cash impairment losses recorded in 2025.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, and South San Francisco, CA.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans and timing expectations, including with respect to the substance and timing of potential INDs, the commencement of clinical trials and generation of clinical data, and potential indications for and the potential impact and benefits of its platforms and product candidates; expectations regarding the impact of the Company’s activities on its ability to start clinical studies for SC451 and SG293, including with respect to GLP toxicology studies, manufacturing, including technology transfer, and clinical trial readiness; the potential benefits of, plans for, and activity under the Company’s strategic collaboration with Mayo Clinic; the potential ability for SC451 to be a one-time treatment for patients with type 1 diabetes that achieves long-term normal blood glucose without insulin therapy or immunosuppression; the potential ability for SG293 to minimize potential toxicities related to in vivo CAR T cells; timing and other expectations for, and the potential significance and impact of data from, preclinical studies and clinical trials of the Company’s product candidates and technologies, including future studies and trials, and an IST utilizing HIP-modified primary pancreatic islet cells; expectations for the presentation at the EASD Annual Meeting 2026, including the content of such presentation; expectations regarding the Company’s cash runway; and statements made by the Company’s President and Chief Executive Officer. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others: risks inherent in drug development such as those associated with the initiation, cost, timing, progress, and results of the Company’s current and future research and development programs and preclinical and clinical trials, including that the timing of development activities, including IND submissions and initiation of clinical trials, is subject to change, IND acceptance is subject to the discretion of the U.S. Food and Drug Administration, acceptance of an IND and initiation of a clinical trial are not predictive of clinical trial results or whether the Company will successfully enroll or dose patients, preclinical data may not be predictive of clinical trial results, and clinical results from one product candidate may not be predictive of clinical results from another product candidate; the risk that the collaboration with Mayo Clinic may not achieve its anticipated benefits; and risks associated with economic, market, and social conditions and disruptions, which could cause delays in Sana’s business plans, impede Sana’s access to additional capital, and impede the clinical development of its product candidates, among other things. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Quarterly Report on Form 10-Q dated August 10, 2026. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

###

Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	June 30, 2026	December 31, 2025
	(in thousands)
Cash, cash equivalents, and marketable securities	$160,490	$138,382
Total assets	431,522	416,890
Contingent consideration	150,825	123,718
Success payment liabilities	24,477	19,238
Total liabilities	276,954	256,006
Total stockholders' equity	154,568	160,884

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Operating expenses:
Research and development	$30,729	$29,761	$59,448	$66,950
Research and development related success payments and contingent consideration	23,913	10,262	32,346	12,219
General and administrative	10,778	10,341	22,240	21,825
Impairment of long-lived assets	-	44,611	-	44,611
Total operating expenses	65,420	94,975	114,034	145,605
Loss from operations	(65,420)	(94,975)	(114,034)	(145,605)
Interest income, net	1,129	577	2,080	1,569
Other income, net	656	598	1,109	847
Net loss	$(63,635)	$(93,800)	$(110,845)	$(143,189)
Net loss per common share – basic and diluted	$(0.22)	$(0.39)	$(0.39)	$(0.60)
Weighted-average number of common shares – basic and diluted	295,667	238,409	286,314	237,996

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2025	$19,238	$123,718	$142,956
Changes in fair value – expense (gain)	(2,312)	10,745	8,433
Liability balance as of March 31, 2026	16,926	134,463	151,389
Changes in fair value – expense	7,551	16,362	23,913
Liability balance as of June 30, 2026	$24,477	$150,825	$175,302
Total change in fair value for the six months ended June 30, 2026	$5,239	$27,107	$32,346

(1)
Cobalt Biomedicine, Inc. (Cobalt) and the President and Fellows of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.
(2)
Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense, non-GAAP general and administrative expense, and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provide investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allow for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Six Months Ended June 30,
	2026	2025
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$138,382	$152,497
Ending cash, cash equivalents, and marketable securities	160,490	72,674
Change in cash, cash equivalents, and marketable securities	22,108	(79,823)
Cash paid to purchase property and equipment	1,909	24
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	24,017	(79,799)
Adjustments:
Net proceeds from issuance of common stock	(93,334)	(254)
Cash paid for personnel-related costs incurred in connection with portfolio prioritization	-	1,062
Operating cash burn – Non-GAAP	$(69,317)	$(78,991)

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Net loss – GAAP	$(63,635)	$(93,800)	$(110,845)	$(143,189)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	7,551	3,962	5,239	4,055
Change in the estimated fair value of contingent consideration(2)	16,362	6,300	27,107	8,164
Impairment of long-lived assets	-	44,611	-	44,611
Net loss – Non-GAAP	$(39,722)	$(38,927)	$(78,499)	$(86,359)
Net loss per share – GAAP	$(0.22)	$(0.39)	$(0.39)	$(0.60)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	0.03	0.01	0.02	0.02
Change in the estimated fair value of contingent consideration(2)	0.06	0.03	0.10	0.03
Impairment of long-lived assets	-	0.19	-	0.19
Net loss per share – Non-GAAP	$(0.13)	$(0.16)	$(0.27)	$(0.36)
Weighted-average shares outstanding – basic and diluted	295,667	238,409	286,314	237,996

(1)
For the three months ended June 30, 2026, the expense related to the Cobalt success payment liability was $7.2 million compared to $3.6 million for the same period in 2025. For the six months ended June 30, 2026, the expense related to the Cobalt success payment liability was $5.3 million compared to $3.7 million for the same period in 2025. For each of the three months ended June 30, 2026 and 2025, the expense related to the Harvard success payment liability was $0.4 million. For the six months ended June 30, 2026, the gain related to the Harvard success payment liability was $0.1 million compared to an expense of $0.4 million for the same period in 2025.
(2)
The contingent consideration is in connection with the acquisition of Cobalt.